Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Directors/Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph
(c)(1) through (c)(8) of Rule 10f-3.

Fund
Strategic Allocation: Aggressive
Issuer
Daiwa House REIT
Ticker/Cusip
8984.T
Principal Amount (US$)
$417,626,486
Principal Amount (Foreign$)
JPY 47,949,784,960
Amount Purchased (US$)
$283,766.82
Amount Purchased (Foreign$)
JPY 32,580,687
Trade Date
3/13/2017
Price (US$)
$2,446.27
Price-Foreign
JPY 280,868
Underwriter
Morgan Stanley
  Other Syndicate Members:
Daiwa Securities Co. Ltd
Mitsubishi UFJ Morgan Stanley Securities Co.
Nomura Securities Co. Ltd
Underwriting Spread
3.163%
Currency
JPY


Fund
Strategic Allocation: Moderate
Issuer
Daiwa House REIT
Ticker/Cusip
8984.T
Principal Amount (US$)
$417,626,486
Principal Amount (Foreign$)
JPY 47,949,784,960
Amount Purchased (US$)
$303,336.95
Amount Purchased (Foreign$)
JPY 34,827,632
Trade Date
3/13/2017
Price (US$)
$2,446.27
Price-Foreign
JPY 280,868
Underwriter
Morgan Stanley
  Other Syndicate Members:
Daiwa Securities Co. Ltd
Mitsubishi UFJ Morgan Stanley Securities Co.
Nomura Securities Co. Ltd
Underwriting Spread
3.163%
Currency
JPY


Fund
Strategic Allocation: Conservative
Issuer
Daiwa House REIT
Ticker/Cusip
8984.T
Principal Amount (US$)
$417,626,486
Principal Amount (Foreign$)
JPY 47,949,784,960
Amount Purchased (US$)
$107,635.69
Amount Purchased (Foreign$)
JPY 12,358,192
Trade Date
3/13/2017
Price (US$)
$2,446.27
Price-Foreign
JPY 280,868
Underwriter
Morgan Stanley
  Other Syndicate Members:
Daiwa Securities Co. Ltd
Mitsubishi UFJ Morgan Stanley Securities Co.
Nomura Securities Co. Ltd
Underwriting Spread
3.163%
Currency
JPY